Exhibit 5

                               [GRAPHIC OMITTED]

                             A.O. SMITH CORPORATION


                               WORLD HEADQUARTERS
                                 LAW DEPARTMENT
           MAILING ADDRESS: P.O. BOX 245009, MILWAUKEE, WI 53224-9509
           STREET ADDRESS: 11270 WEST PARK PLACE, MILWAUKEE, WI 53224

                   Writer's Direct Dial Number: (414) 359-4137
                        Facsimile Number: (414) 359-4143
                      E-Mail Address: dromoser@aosmith.com

                                                December 6, 1999


A.O. Smith Corporation
11270 West Park Place
Milwaukee, WI  53224

Gentlemen:

     I have acted as counsel for A. O. Smith Corporation (the "Company") in connection with the preparation of a Registration Statement on Form S-8 ("Registration Statement") to be filed by you with the Securities and Exchange Commission under the Securities Act of 1933, as amended ("Securities Act"), relating to 1,500,000 shares of Common Stock, $1 par value per share ("Common Stock") of the Company which may be issued pursuant to the A. O. Smith Corporation Long-Term Executive Incentive Compensation Plan (the "Plan").

     In this connection, I have examined (a) signed copies of the Registration Statement; (b) the Restated Certificate of Incorporation and By-Laws, as amended to date, of the Company; (c) copies of resolutions of the Board of Directors and stockholders of the Company relating to the Plan; (d) the Form of Incentive Stock Option Agreement; (e) the Form of Nonstatutory Stock Option Agreement; and
(f) such other proceedings, documents and records as I have deemed necessary for purposes of giving this opinion. In addition, I have made such investigations and have reviewed such other documents as I have deemed necessary or appropriate under the circumstances. With respect to all of the foregoing documents, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the conformity to originals of all documents submitted to me as certified or reproduced copies.

     Based upon the foregoing, I am of the opinion that:

     1. The Company is a corporation duly organized and validly existing under the laws of the State of Delaware.

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A. O. Smith Corporation
December 6, 1999
Page 2



     2. The Common Stock shares have been duly authorized and, when issued by the Company pursuant to the terms and conditions of the Plan, and as contemplated in the Registration Statement, will be validly issued, fully paid and nonassessable. Under the laws of Delaware, stockholders of the Company have no personal liability for the debts or obligations of the Company as a result of their status as stockholders of the Company except that under a decision of the Wisconsin Supreme Court that applies such statute to corporations such as the Company, which are licensed to do business in Wisconsin, the holders of Common Stock are personally liable for the unpaid wage claims of the Company's employees, not to exceed six month's service in any one case, as provided in Section 180.0622(2)(b) of the Wisconsin Statutes and as such action may be interpreted by a court of law. (See Local 257 of Hotel and Restaurant Employees and Bartenders International Union v. Wilson Street East Dinner Playhouse, Inc., Case No. 82-CV-0023, Cir. Ct. Branch 1, Dane County, Wisconsin, aff'd. 126 Wis. 2d 284, 375 N.W.2d 664 (1985).)

     I hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, I do not admit that I am an expert within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of said Act.

                                          Very truly yours,

                                          A. O. SMITH CORPORATION

                                          /s/W. David Romoser

                                          W. David Romoser
                                          Vice President, General Counsel
                                          and Secretary

WDR/dmp